UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 2, 2011
Date of Report (Date of earliest event reported)

INDUSTRIAL MINERALS, INC
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 201, 290 Picton Avenue, Ottawa, Ontario, Canada K1Z 8P8
(Address of Principal Executive Offices) (Zip Code)

(613) 241-9959
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure

Industrial Minerals Inc. (“IDSM” or the “Company”) (OTCBB: IDSM) announced that Northern Graphite Corporation (“Northern”) completed its initial public offering (“IPO”) on April 18, 2011 and commenced trading on the TSX Venture Exchange (the “TSXV”) on April 20, 2011.  In accordance with Canadian National Policy 46-201, the Shares were placed in escrow in connection with the IPO.  10% of the Shares were released immediately on completion of the IPO and the balance of the Shares are to be released in six tranches of 15% each over 36 months.  The Shares can be released from escrow to permit IDSM to distribute the Shares to its shareholders, subject to the prior approval of the TSXV, which the Company is in the process of seeking.

IDSM is in the process of investigating a plan to establish a trust-like arrangement whereby approximately 9,250,000 Shares of Northern (approximately one share for every 20 shares of the Company) will be held in trust on behalf of IDSM shareholders and distributed if such plan is implemented.  If any of these shares are sold by the Company, the proceeds would be paid out as a cash dividend to IDSM shareholders.  Any plan to effectively distribute the Shares raises a number of legal, regulatory and taxation issues which must be considered and which the Company is in the process of investigating.  In particular, any such plan is conditional upon complying with applicable United States securities laws, which the Company is currently reviewing with legal counsel.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated June 2, 2011

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Minerals, Inc.
Dated June 6, 2011	By:	/s/Gregory Bowes
Gregory B. Bowes
Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 2, 2011